As filed with the Securities and Exchange Commission on September 5, 1997

                                  File No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                 --------------

                             Fort James Corporation
             (Exact name of registrant as specified in its charter)

          VIRGINIA                                    54-0848173
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
          or organization)

                  120 Tredegar Street, RICHMOND, VIRGINIA 23219
                                 (804) 644-5411
(Address of principal executive office, including zip code and telephone number)

                             FORT JAMES CORPORATION
                            1996 STOCK INCENTIVE PLAN
             (formerly known as JAMES RIVER CORPORATION OF VIRGINIA
                           1996 STOCK INCENTIVE PLAN)
                            (Full Title of the Plan)

                        CLIFFORD A. CUTCHINS, IV, ESQUIRE
           SENIOR VICE PRESIDENT, GENERAL COUNSEL, CORPORATE SECRETARY
                             FORT JAMES CORPORATION
                               120 TREDEGAR STREET
                            RICHMOND, VIRGINIA 23219
                                 (804) 644-5411
 (Name, address, including zip code, and telephone number, including area code, of agent for service of process and registrant's principal executive offices)

       COPIES OF ALL COMMUNICATIONS, INCLUDING COMMUNICATIONS SENT TO AGENT FOR SERVICE, SHOULD BE SENT TO:

                         MARSHALL H. EARL, JR., ESQUIRE
                     MCGUIRE, WOODS, BATTLE & BOOTHE, L.L.P.
                                ONE JAMES CENTER
                              901 EAST CARY STREET
                            RICHMOND, VIRGINIA 23219
                                 (804) 775-1000

CALCULATION OF REGISTRATION FEE
================================================================================

Title of Each Class        Amount      Proposed    Proposed
of Securities to be         to be      Average     Maximum          Amount of
Registered                Registered   Offering    Aggregate        Registration
                                       Price per   Offering         Fee
                                         Share
- --------------------------------------------------------------------------------
Common stock, $.10
  par value             8,000,000 shs.  $41.6875(1) $333,500,000.00  $101,060.61

Rights to purchase
1/1000 of a share of
Series M Cumulative
Participating Preferred
Stock, $10 par value(2) 8,000,000         N/A            N/A            (2)
================================================================================



- ----------
     (1) Estimated solely for purposes of calculating the registration fee. Based on the average of the high and low prices of the Common Stock on the New York Stock Exchange on August 29, 1997.

     (2) The Rights to purchase 1/1000 of a share of Series M Cumulative Participating Preferred Stock will be attached to and will trade with shares of the Common Stock. Value attributable to such rights, if any, will be reflected in the market price of such Common Stock. No fee is required pursuant to Section 6(b) of the Securities Act of 1933 and 17 C.F.R. ss.230.236.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


         The purpose of this Registration Statement is to register 8,000,000 additional shares of Common Stock, $.10 par value, ("Common Stock"), of Fort James Corporation (formerly known as James River Corporation of Virginia) (the "Company") issuable pursuant to awards granted or to be granted pursuant to the Fort James Corporation 1996 Stock Incentive Plan (formerly known as the James River Corporation of Virginia 1996 Stock Incentive Plan) and 8,000,000
associated Rights to purchase 1/1000 of a share of Series M Cumulative Participating Preferred Stock, $10.00 par value. The Registrant hereby incorporates by reference all information included in its Form S-8 Registration Statement No. 333-02217 filed with the Commission on April 3, 1996, which should be read in conjunction with the information contained herein.

ITEM 8.           EXHIBITS

         Reference is made to the Exhibit Index.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on the 4th day of September, 1997.

                                     FORT JAMES CORPORATION



                                     By /s/ Clifford A. Cutchins, IV
                                     ------------------------------------------
                                         Clifford A. Cutchins, IV, Esq.
                                         Senior Vice President, General Counsel,
                                         Corporate Secretary